EXHIBIT 99.1

Pet DRx Corporation Reports 2009 First Quarter Results

BRENTWOOD, Tenn., May 18, 2009 (GLOBE NEWSWIRE) -- Pet DRx Corporation (Nasdaq:VETS), a provider of veterinary primary care and specialized services to companion animals, today announced financial results for the first quarter ended March 31, 2009. Overall, the results from the quarter were encouraging. There was a slight decrease in revenue when compared to the first quarter of 2008, but a significant decrease in the net loss for the quarter, as well as a significant increase in Adjusted EBIDTA (as defined below) when compared to the same period in 2008.

Revenue in the first quarter of 2009 for continuing operations was $16.7 million, compared to revenue of $17.4 million in the first quarter of 2008. The decrease in revenues of 3.9% was primarily due to decreased volume of foot traffic at the clinics during the weak economy of the first quarter of 2009. However, despite the economy, approximately one-third of our facilities showed revenue growth over the first quarter of 2008.

"While the economic decline certainly had a negative effect on our revenue growth in the first quarter of 2009, some of the efforts we have made both at the hospital level and at the corporate level to control spending during the quarter helped to alleviate the revenue decline," stated Gene Burleson, Chief Executive Officer of Pet DRx. "Our operating loss for the quarter actually decreased by 67% compared to the first quarter of 2008, so we are pleased we were able to make improvements even during these challenging times."

Hospital contribution margin in the first quarter of 2009 from continuing operations was 10.1% compared with 10.3% in the prior-year first quarter. The slight margin decrease in the first quarter was primarily attributable to the lower revenues in the first quarter of 2009 compared to 2008, offset partially by the three consolidations completed in 2008, which reduced certain duplicative staff and occupancy costs at our hospitals. However, the hospital contribution margin for the first quarter of 2009 was a clear improvement over our hospital contribution margin in the last half of 2008 when our margin was below 6%. This was a result of the efforts made at the end of 2008 that carried over into the first quarter of 2009 to insure that staffing at our hospitals was in line with the amount of revenue that the hospitals were generating.

Selling, general, and administrative expenses were $2.3 million for the first quarter of 2009, as compared to $3.8 million in the first quarter of 2008. As a percent of revenue SG&A decreased to 14.0% during the first quarter of 2009 from 21.3% in the same quarter a year ago. During the first quarter of 2008, the Company incurred significant costs as a result of moving its corporate office from San Jose, California to Brentwood, Tennessee. Payroll, travel, and occupancy related costs in 2009 were down collectively by approximately $0.9 million as a result of the Company not incurring costs from having both facilities. Additionally, the Company reduced its staffing fees for the quarter by $0.5 million as a result of the Company having transitioned to a full time staff in Tennessee versus predominately using contract labor in San Jose. Also, the Company reduced its overall management payroll as the number of senior executives was decreased. Furthermore, the Company was able to reduce its outside professional fees in the first quarter of 2009 as compared to the first quarter of 2008. The Company has now decreased its selling, general, and administrative expenses for three consecutive quarters, excluding the one-time impairment charges taken in the fourth quarter of 2008.

The reported net loss in the first quarter of 2009 from continuing operations was $21,000, or a loss of $0.00 per share, compared with a net loss in the first quarter of 2008 of $2.9 million, or a loss of $0.13 per share. The net loss was significantly reduced as a result of the $2.0 million gain recognized from the change in fair value of the Company's warrant liabilities on its balance sheet. This non-cash gain resulted from the Company adopting a newly required accounting treatment for the warrants that it has issued, EITF 07-5, "Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock." However, this gain could be offset in the future based on interest rate changes or if our stock price increases over its closing price at the end of the first quarter of 2009. Therefore the Company's results should more appropriately be evaluated without taking into account this gain or any potential subsequent losses that would result if our stock price were to increase (as it has already since the end of the first quarter of 2009). The net loss in the first quarter of 2009 includes interest expense of $1.3 million, compared with $1.2 million in the prior-year first quarter.

Earnings before interest, income taxes, depreciation, and amortization, and gain on change in fair value of warrant liabilities ("Adjusted EBITDA") for the first three months of 2009 was $21,000 as compared to a negative $1.5 million for the three months ended March 31, 2008. This represents the first time that the Company's Adjusted EBITDA has been positive. The increase in Adjusted EBITDA in the first quarter of 2009 was primarily due to the reduced spending in selling, general, and administrative expenses as compared to the same time period in the previous year. See reconciliation of Adjusted EBITDA to Net Loss from Continuing Operations in the table below.

Conference Call

Pet DRx management will host a conference call on Wednesday, May 20, 2009, beginning at 11 a.m. Eastern time to discuss first quarter 2009 results and to answer questions. Individuals interested in participating in the call should dial (888) 713-4209 from the U.S. or (617) 213-4863 from outside the U.S and entering pass code 83565654. The live call also will be available in the Investors section of the Company's Web site at www.petdrx.com.

A telephone replay will be available for 48 hours beginning approximately one hour after the conclusion of the call by dialing (888) 286-8010 from the U.S. or (617) 801-6888 from outside the U.S., and entering reservation code 81389712. The webcast will be available in the Investors section of the Company's Web site for 14 days following the completion of the call.

About Pet DRx Pet DRx Corporation provides veterinary primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals. The Company currently owns and operates 23 veterinary hospitals in the state of California, which it has organized into unique, regional "hub and spoke" networks. Pet DRx provides a full range of general medical treatments for companion animals, including (i) preventive care, such as examinations, vaccinations, spaying/neutering and dental care and (ii) a broad range of specialized diagnostic and medical services, such as internal medicine, surgery, cardiology, ophthalmology, dermatology, oncology, neurology, x-ray, ultrasound and other services.

SAFE HARBOR STATEMENT

Certain statements and information included in this press release, including statements as to the expected operations of the Company, its prospects for growth, and future product and service offerings constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the ability of the Company to successfully acquire, integrate and operate veterinary hospitals and clinics, requirements or changes affecting the businesses in which the Company is engaged, veterinary services trends, including factors affecting supply and demand, the effect of competition, decline in demand for the Company's products or services, dependence on acquisitions for growth, labor and personnel relations, changing interpretations of generally accepted accounting principles, the Company's ability to service its substantial indebtedness, the level of direct costs and the Company's ability to maintain revenue at a level necessary to maintain expected operating margins, the level of selling, general and administrative costs, any impairment in the carrying value of the Company's goodwill and other intangible assets, changes in prevailing interest rates, and general economic conditions. These and other risks and uncertainties are described in greater detail in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. These forward-looking statements speak only as of the date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements, either as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

The attached financial table contains certain non-GAAP financial measures as defined under SEC rules, such as earnings before interest, income taxes, depreciation, and amortization adjusted to exclude certain items disclosed in the attached financial table. As required by SEC rules, the Company has provided reconciliations of this measure to the most directly comparable GAAP measure, which is set forth in the attachments to this release. The Company believes that the foregoing non-GAAP financial measure improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core hospital operations excluding the impact of items not related to the Company's ongoing core hospital operations.

                 PET DRX CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)

                                             (Unaudited)
                                       Three Months Ended March 31,
                                   ------------------------------------
                                          2009              2008
                                   -----------------  -----------------
 Revenue                           $16,722   100.0%   $17,397   100.0%
 Direct costs                       15,039    89.9%    15,605   89.74%
                                   --------  -------  -------- --------
 Hospital contribution               1,683    10.1%     1,792    10.3%
 Selling, general, and
  administrative expense             2,340    14.0%     3,790    21.8%
                                   --------  -------  -------- --------
 Loss from operations                 (657)   (3.9)%   (1,998)  (11.5)%
 Other income (expense):
 Gain on change in fair value
  of warrant liabilities             1,972    11.8%        --     0.0%
 Interest income                         2     0.0%       217     1.2%
 Interest expense                   (1,333)   (8.0)%   (1,152)   (6.6)%
                                   --------  -------  -------- --------
 Loss before provision for
  income taxes                         (16)   (0.0)%   (2,933)  (16.9)%
 Provision for income taxes              5     0.0%         9    (0.0)%
                                   --------  -------  -------- --------
 Loss from continuing operations   $   (21)   (0.0)%  $(2,942)  (16.9)%
 Loss from discontinued
  operations, net of tax                --     0.0%       (86)   (0.5)%
                                   --------  -------  -------- --------
 Net loss                          $   (21)   (0.0)%  $(3,028)  (17.4)%
                                   ========  =======  ======== ========
 Basic and diluted loss per
  common share
   Loss from continuing
    operations                     $ (0.00)           $ (0.13)
   Loss from discontinuing
    operations                     $ (0.00)           $ (0.00)
                                   --------           --------
       Net loss per share          $ (0.00)           $ (0.13)
                                   ========           ========
 Shares used for computing basic
  and diluted loss per share        23,660             22,751

                  Reconciliation of Adjusted EBITDA*

 (in thousands)                                      March 31, March 31,
                                                       2009      2008
                                                     --------  --------
 Net loss from continuing operations                 $   (21)  $(2,942)

 Depreciation                                            412       305
 Amortization                                            266       224
 Gain on change in fair value of warrant liabilities  (1,972)       --
 Interest expense, net                                 1,331       935
 Income taxes                                              5         9
                                                     --------  --------
 Adjusted EBITDA                                     $    21    (1,469)
                                                     ========  ========

 * Please refer to the "Non-GAAP Financial Measures" section of the
   Press Release

                 PET DRX CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
         (In thousands, except par value and number of shares)

                                                   March 31,
                                                    2009      Dec. 31,
                                                 (Unaudited)    2008
                                                 ----------- ----------
                         ASSETS

 Current Assets:
 Cash and cash equivalents                        $  6,073   $  1,723
 Trade accounts receivable, net                        390        369
 Inventory                                           1,109      1,154
 Prepaid expenses and other                          1,281      1,719
 Assets held for sale                                  900        900
 Due from related parties                               --         32
 Assets of discontinued operations                      --          1
                                                 ----------- ----------

 Total current assets                                9,753      5,898

 Property and Equipment, net                         7,099      7,422
 Other assets:
 Goodwill                                           49,373     49,373
 Other intangible assets, net                        6,438      6,704
 Restricted cash                                       425        500
 Other                                                 297        447
                                                 ----------- ----------
 Total assets                                     $ 73,385   $ 70,344
                                                 =========== ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
 Current portion of long-term obligations,
  net of debt discount                            $  2,358   $  3,718
 Accounts payable                                    2,625      2,394
 Accrued payroll and other expenses                  5,229      6,551
 Due to a related party                                110         96
 Obligations under capital leases,
  current portion                                      313        312
 Liabilities of discontinued operations                 --         55
                                                 ----------- ----------
 Total Current liabilities                          10,635     13,126
                                                 ----------- ----------
 Long-term Liabilities:
 Convertible debt, net of debt discount              8,822      4,949
 Term notes, less current portion                    3,455      3,687
 Warrant liabilities                                 1,692         --
 Obligations under capital leases,
  less current portion                                 305        361
 Deferred rent                                         410        355
 Other                                                 150         83
                                                 ----------- ----------
 Total long term liabilities                        14,834      9,435
                                                 ----------- ----------
 Total liabilities                                  25,469     22,561

 Stockholders' Equity
 Common stock, par value $0.0001,
  90,000,000 shares authorized, 23,660,460
  shares outstanding as of March 31, 2009 and
  December 31, 2008, respectively,
  net of 1,361,574 and 0 treasury shares at
  March 31, 2009 and December 31, 2008,
  respectively                                           2          2
 Additional paid-in-capital                         85,960     87,686
 Accumulated deficit                               (38,046)   (39,905)
                                                 ----------- ----------
 Total stockholders' equity                         47,916     47,783
                                                 ----------- ----------
 Total liabilities and stockholders' equity       $ 73,385   $ 70,344
                                                 =========== ==========

CONTACT:  Pet DRx Corporation
          Harry L. Zimmerman
          (615) 369-1914
          HZimmerman@petdrx.com
          www.petdrx.com